Exhibit 10.22

FIRST AMENDMENT TO VOTING AGREEMENT

THIS FIRST AMENDMENT TO VOTING AGREEMENT (this “Amendment”) to that certain Voting Agreement dated January 31, 2020 (the “Voting Agreement”) is made and entered into as of the date last written below (the “Effective Date”), by and among Athena Bitcoin Global (f/k/a GamePlan, Inc.), a Nevada corporation (“Company”), KGPLA Holdings, LLC, a Delaware limited liability company (“Lead Investor”), and Eric Gravengaard (“Key Holder”). Company, Lead Investor and Key Holder are sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Voting Agreement.

RECITALS

WHEREAS, as of immediately prior to the Effective Date and pursuant to Section 5.8 of the Voting Agreement, the Parties may amend the Voting Agreement in a signed writing by Company, Key Holder and the Lead Investor, the Lead Investor’s written consent is specifically required to amend Section 1.2(a) of the Voting Agreement, and the Parties desire to enter into this Amendment to amend certain terms of the Voting Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                  Amendments to Voting Agreement. The Voting Agreement is hereby amended as follows:

(a)               Section 1.2(a) of the Voting Agreement is amended to add the following provision to the end of thereof:

“; provided, however, that at such time that all of the outstanding balance (including principal amount and accrued interest, if any), due to Lead Investor and/or its affiliates (including its principal, Michael Komaransky) by Company under both (i) that certain Convertible Debenture dated January 31, 2020, as amended and in effect, in the original principal amount of $3,000,000 in favor of Lead Investor and (ii) that certain Loan Agreement dated August 22, 2018, as amended and in effect, in the original principal amount of 30 bitcoin in favor of Michael Komaransky (collectively, the “Loan Agreements”), are paid in full and satisfied pursuant to the terms of the Loan Agreements, Lead Investor shall as soon as practical thereafter but in any event not more than ten (10) days thereafter cause one of its three (3) designated persons on the Board to resign and thereafter maintain its right to designate only two (2) persons to the Board instead of three (3), and the resigning person shall be replaced by mutual approval of Lead Investor and Key Holder to serve as the fifth Board member (“Neutral Director”), and each successor Neutral Director shall be selected by such mutual approval in accordance with Company’s Amended Articles and its Amended and Restated Bylaws in effect from time to time (and the Parties shall cooperate in good faith to amend Company’s Amended Articles at such time to be consistent therewith); and in the event that Lead Investor and Key Holder do not agree upon the appointment of any Neutral Director within thirty (30) days of any vacancy, then the Parties shall submit the matter to binding mediation in Miami, Florida, with the American Arbitration Association and in accordance with its Mediation Procedures, which matter shall be mediated and resolved with a binding effect on the Parties within thirty (30) days by the Parties, and Lead Investor and Key Holder shall equally bear the costs of such mediation, provided that if any portion of the foregoing mediation provision is unenforceable in respect of Company under applicable law, then such provision shall be edited in good faith to the minimum extent necessary to comply therewith and in a manner which preserves to the maximum extent possible the original intent of the Parties in respect thereof;”

2.                  No Other Amendment; Recitals. Except as modified by this Amendment, the Voting Agreement shall remain in full force and effect in all respects without any modification. This Amendment shall be effective as to the Voting Agreement as of the Effective Date. The preamble and recitals hereof are fully incorporated into this Amendment.

3.                  Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware, without regard conflict of laws principles that would result in the application of any law other than those of the State of Delaware.

4.                  Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be an original, and all of which shall be deemed one instrument, and counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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[SIGNATURE PAGE TO FIRST AMENDMENT TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

COMPANY

ATHENA BITCOIN GLOBAL

By:
Name: Eric Gravengaard
Title: CEO
Date: _______________________________

LEAD INVESTOR

KGPLA HOLDINGS, LLC

By:
Name: Mike Komaransky
Title: Authorized Person
Date: _______________________________

KEY HOLDER

By:
Name: Eric Gravengaard
Date: __________________________________

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